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                                                                    EXHIBIT 99.2

HUB INTERNATIONAL COMPLETES ACQUISITION OF FIFTH THIRD INSURANCE SERVICES; ELEVENTH NORTH AMERICAN "HUB" BROKERAGE CREATED IN MIDWEST

CHICAGO--(BUSINESS WIRE)--Jan. 1, 2003--Hub International Limited (NYSE: HBG and
TSX: HBG) said today that the previously announced agreement to purchase the insurance brokerage, Fifth Third Insurance Services, Inc. (the "Agency"), from Fifth Third Bancorp (NASDAQ: FITB), has been completed.

The purchase price of $37.0 million was paid in cash utilizing an existing bank facility. The Agency has annual revenue of approximately US$25.0 million. The Indiana-based offices of the Agency will serve as Hub International's eleventh hub brokerage, six of which are in the U.S.

Each "hub" brokerage has significant market presence in its geographic region and provides insurance brokerage services and manages the various other Hub International offices in its territory. The hub brokerages are responsible for growth through sales, service and fold-in acquisitions. The various hub offices report to the head office, located in Chicago, IL, which, in addition to monitoring the activity of each hub, retains responsibility for identifying and acquiring additional hub brokerages.

Headquartered in Chicago, IL, Hub International is a leading North American insurance brokerage that has grown rapidly since its formation in 1998 through mergers, acquisitions and organic growth. It provides a broad array of property and casualty, life and health, employee benefits, investment and risk management products and services through offices located in the United States and Canada. Hub International's strategy is to expand its market share in the highly fragmented U.S. insurance brokerage industry by acquiring quality firms in key geographic regions that focus on servicing middle-market commercial businesses. In addition, Hub plans to leverage its decentralized approach, differentiate its service, and capitalize on its scale to provide broader product offerings to its clients through multiple distribution channels.

This press release may contain forward-looking statements which reflect our current views with respect to future events and financial performance. These forward-looking statements relate, among other things, to our plans and objectives for future operations and are subject to uncertainties and other factors that could cause actual results to differ materially from such statements. These uncertainties and other factors include, but are not limited to, risks associated with implementing our business strategies, identifying and consummating acquisitions, integrating acquired brokerages, attaining greater market share, developing and implementing effective information technology systems, recruiting and retaining qualified employees, fluctuations in the premiums charged by insurance companies with corresponding fluctuations in our premium-based revenue, any loss of services of key executives, industry consolidation, increased competition in the industry, fluctuations in the demand for insurance products and the passage of new legislation subjecting our business to regulation in jurisdictions where we operate. We caution readers not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Additional information regarding these risks and



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other factors that could cause Hub International's actual results to differ materially from our expectations is contained in the company's filings with the Securities and Exchange Commission. Except as otherwise required by federal securities laws, Hub International undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


CONTACT: Hub International
         W. Kirk James, 312/279-4881
         kjames@hubinternational.com

         or

         Fifth Third Bancorp
         Media: Robbie Jennings, 513/534-4153 or
         Investors: Brad Adams, 513/534-0983




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